UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

In connection with the previously announced April 1, 2011 acquisition of the former Central Networks electricity distribution businesses in the Midlands region of the U.K. (the “Midlands Companies”) by PPL Corporation (“PPL” or the “Company”) and its indirect wholly owned subsidiary PPL WEM Holdings plc (“WPD”), on June 16, 2011 WPD published its new organizational structure and the job positions that will comprise the reorganized Midlands Companies (the “Reorganization”).  The Reorganization is designed to transition the Midlands Companies to the same operating structure as PPL's two other U.K. electricity distribution businesses, Western Power Distribution (South West) plc and Western Power Distribution (South Wales) plc, which have consistently received the highest ratings for customer service, network reliability and efficiency from the Great Britain Office of Gas and Electricity Markets, the governing U.K. regulatory authority.  The Reorganization will transition the Midlands Companies from a functional structure to a regional structure that will require a smaller combined support structure, eliminate duplication and implement more efficient procedures.

It is currently estimated that approximately 600 to 800 of the Midlands Companies’ employees will leave the group as a result of the Reorganization.  As part of the statutorily required consultation process, current employees will be given the opportunity to identify positions in the reorganized business that match their skills and capabilities and for which they wish to be considered.  Appointments will be made through a counseling and interview process.  The actual number of employees leaving the group will depend, in part, on the number of people who accept positions they are offered and on the number who elect voluntarily to accept severance compensation.

The categories of costs to be associated with the Reorganization are severance compensation, early retirement deficiency costs payable to applicable pension plans, outplacement services and other legal and administrative expenses.

At present, it is not possible reliably to predict the cost of severance compensation, early retirement deficiency costs or legal and administrative expenses to be incurred, as the amount of each of those cost categories will depend on the number of persons leaving the company, their current compensation level, years of service, age and the terms of the applicable pension plan in which they participate.  Severance compensation will be paid based on the employee’s age and years of service.  Early retirement deficiency costs are the costs owed to pension plans as a result of certain employees being entitled to begin to collect pension benefits prior to their normal retirement age as a result of the Reorganization.  The total cost of outplacement services is estimated to be approximately £750,000.

Because the severance costs, early retirement deficiency costs and legal and administrative expenses cannot be reliably estimated at this time, it is also not possible at this time reliably to estimate either the total cost to implement the Reorganization or the amount of any related future charges to earnings.  PPL anticipates that the costs associated with severance compensation, early retirement deficiency costs and legal and administrative expenses will be known or reliably estimable later in the third quarter of 2011, and the Company will file an amendment to this Report on Form 8-K at such time as such costs or estimates, together with the anticipated total cost and charge to earnings associated with implementation of the Reorganization, are available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  June 21, 2011